SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X]  Definitive  Proxy  Statement        Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to  Rule 14a-11(c) or Rule 14a-12

                             Salisbury Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing party:

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(4) Date filed:

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


                             SALISBURY BANCORP, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS


                                  MAY 22, 1999

                                TABLE OF CONTENTS

                                                                                    Page

NOTICE OF MEETING.....................................................................1
INTRODUCTION..........................................................................2
OUTSTANDING STOCK AND VOTING RIGHTS...................................................2
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT........................................3
MANAGEMENT OF THE COMPANY.............................................................4
         Principal Shareholders of the Company........................................5
PROPOSAL I- ELECTION OF DIRECTORS.....................................................5
         Committees of the Board of Directors.........................................7
         Fees.........................................................................7
         Director Attendance..........................................................8
         Certain Business Relationships...............................................8
         Report on Executive Compensation.............................................8
         Indebtedness of Management and Others........................................9
EXECUTIVE COMPENSATION OF PRINCIPAL OFFICERS..........................................9
         Summary Compensation Table...................................................9
         Aggregated Options/SAR Exercises in Last Fiscal Year........................10
         Insurance...................................................................10
         Pension Plan................................................................10
         Supplemental Retirement Arrangement.........................................12
         Section 16(a) Beneficial Ownership Reporting Compliance.....................12
         Stock Performance Graph.....................................................13
PROPOSAL II - RATIFICATION OF THE APPOINTMENT
     OF INDEPENDENT AUDITORS.........................................................14
PROPOSAL III - OTHER BUSINESS........................................................14
SHAREHOLDER PROPOSALS ...............................................................15
SHAREHOLDER INFORMATION .............................................................15

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Salisbury Bancorp, Inc. (the "Company"), will be held at 10:00 a.m. on May 22, 1999 at the Main Office of Salisbury Bank and Trust Company (the "Bank"), 5 Bissell Street in Lakeville, Connecticut, for the following purposes:

1. To elect two (2) Directors for a three year term; who with the seven (7) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of the Company and the Bank.

2. To ratify the appointment by the Board of Directors of Shatswell, MacLeod & Company, P.C. as independent auditors for the Company for the year ending December 31, 1999.

3. To transact such other business as may properly come before the meeting, or any adjournment(s) thereof.

     Only those Shareholders of record at the close of business on the 6th day of April, 1999 are entitled to notice of, and to vote at this Annual Meeting or any adjournment thereof. In order that you may be represented at the meeting, please complete, date, sign and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.


                                           BY ORDER OF THE BOARD OF DIRECTORS OF
                                           SALISBURY BANCORP, INC.

                                           /s/ Craig E. Toensing,
                                           ----------------------
                                           Craig E. Toensing,
                                           Secretary

April 15, 1999

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE MEETING. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE ANNUAL MEETING MAY WITHDRAW THE PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY BE REVOKED BY GIVING NOTICE TO CRAIG E. TOENSING, SECRETARY OF THE COMPANY, IN WRITING PRIOR TO THE TAKING OF A VOTE.

                             SALISBURY BANCORP, INC.
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 22, 1999


                                  INTRODUCTION

     The enclosed proxy (the "Proxy") is solicited by the Board of Directors (the "Board of Directors") of Salisbury Bancorp, Inc. (the "Company"), 5 Bissell Street, Lakeville, Connecticut 06039, for use at the Annual Meeting of Shareholders, to be held on May 22, 1999, at 10:00 a.m., at the Main Office of its subsidiary, Salisbury Bank and Trust Company (the "Bank"), 5 Bissell Street, Lakeville, Connecticut, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the "Shareholders") on or about April 15, 1999. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. In addition, proxies may be solicited by directors, officers and employees of the Company and the Bank personally by telephone or other means. The Company will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of the Company's common stock (the "Common Stock").

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on April 6, 1999 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at this Annual Meeting. As of the Record Date, 1,509,792 shares of the Company's Common Stock (par value $.10 per share) were outstanding and entitled to vote and held of record by approximately 600 Shareholders, each of which shares is entitled to one vote on all matters to be presented at this Annual Meeting. Votes withheld, abstentions and broker non-votes are not treated as having voted in favor of any proposal and counted only for purposes of determining whether a quorum is present at the Annual Meeting.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-prepaid if mailed in the United States.

     A copy of the 1998 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for the year ended December 31, 1998, is being mailed with this proxy statement to all shareholders entitled to vote at the Annual Meeting.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth certain information as of April 6, 1999 regarding the number of shares of Common Stock beneficially owned by each director and officer and by all directors and officers as a group.

                                Number of Shares (1)      Percentage of Class(2)
                                --------------------      ----------------------

John R.H. Blum                         15,336 (3)                  1.02%
Louise F. Brown                         4,224 (4)                   .28%
John F. Foley                           3,696 (5)                   .24%
Gordon C.  Johnson                      1,002 (6)                   .07%
Holly J. Nelson                           798 (7)                   .05%
John F. Perotti                        10,642 (8)                   .70%
John E. Rogers                         28,715 (9)                  1.90%
Walter C. Shannon, Jr                   3,444 (10)                  .23%
Craig E. Toensing                       3,000 (11)                  .20%
Michael A. Varet                       65,646 (12)                 4.35%
---------------------                 -------                     -----
(All Directors and Officers           136,503                      9.04%
as a group of (10) persons)


(1) The shareholdings also include, in certain cases, shares owned by or in trust for a director's spouse and/or his children or grandchildren, and in which all beneficial interest has been disclaimed by the director.

(2) Percentages are based upon the 1,509,792 shares of the Company's Common Stock outstanding and entitled to vote on April 6, 1999. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.

(3)  Includes 2,100 shares owned by John R. H. Blum's wife.

(4) Includes 2,136 shares owned by Louise F. Brown as custodian for her children.

(5) Includes 1,518 shares owned jointly by John F. Foley and his wife and 66 shares owned by John F. Foley as custodian for his children.

(6) Includes 660 shares which are owned by Gordon C. Johnson's wife and for which Mr. Johnson has disclaimed beneficial ownership.

(7)  Includes 6 shares owned by Holly J. Nelson as guardian for a minor child.

(8) Includes 9,514 shares owned jointly by John F. Perotti and his wife and 1,128 shares in trust for his children.

(9)  Includes 11,370 shares owned by John E. Rogers' wife.

(10) All shares are owned individually by Walter C. Shannon, Jr.

(11) Includes 42 shares owned by Craig E. Toensing as custodian for his son.

(12) Includes 18,540 shares which are owned by Michael A. Varet's wife, 6,186 shares which are owned by his son and 12,360 shares owned by Michael A. Varet as custodian for his children. Michael A. Varet has disclaimed beneficial ownership for all of these shares.

                            MANAGEMENT OF THE COMPANY

     The following table sets forth the name and age of each Executive Officer, his principal occupation for the last five years and the year in which he was first appointed an Executive Officer of the Company.

                                                                                 Executive Officer
               Name                    Age             Position                 of the Company since:
               ----                    ---             --------                 ---------------------
         John F. Perotti               52           President and                      1998 (1)
                                                    Chief Executive Officer

         Craig E. Toensing             61           Secretary                          1998 (2)

         John F. Foley                 48           Chief Financial Officer            1998 (3)

------------------

(1) Mr. Perotti is the President and Chief Executive Officer of the Bank and has been an Executive Officer of the Bank since 1982.

(2) Mr. Toensing is the Senior Vice President and Trust Officer of the Bank and has been an Executive Officer of the Bank since 1982.

(3) Mr. Foley is Vice President, Comptroller and Principal Financial Officer of the Bank and has been an Executive Officer of the Bank since 1986.

Principal Shareholders of the Company

     As of April 6, 1999, management was not aware of any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who owns beneficially more than 5% of the Company's Common Stock.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Certificate of Incorporation and Bylaws of the Company provide for a Board of Directors of not less than seven (7) members, as determined from time to time by resolution of the Board of Directors. The Board of Directors of the Company is divided into three (3) classes as nearly equal in number as possible. Classes of directors serve for staggered three (3) year terms. A successor class is to be elected at each annual meeting of shareholders when the terms of office of the members of one class expire. Vacant directorships may be filled, until the expiration of the term of the vacated directorship, by the vote of a majority of the directors then in office. The Company does not have a nominating committee but has a prescribed procedure for shareholders to make a nomination set forth in the Company's Bylaws.

     There are two (2) directorships on the Board of Directors which are up for election this year and the following individuals have been nominated by the Board of Directors to serve for a three (3) year term: John R. H. Blum and Louise F. Brown. The two (2) nominees are members of the present Board of Directors. Unless otherwise directed, the enclosed proxy will be voted "FOR" such nominees. In the event any one or more nominees is unable or declines to serve (events which are not anticipated), the persons named in the proxy may vote for some other person or persons.

     The following table sets forth certain information, as of April 6, 1999, with respect to the directors of the Company and the Bank.

                                           Positions Held           Director          Term
    Name                      Age         with the Company           Since          Expiring
    ----                      ---         ----------------           -----          --------
John R. H. Blum                69             Chairman               1998             1999
Louise F. Brown                55             Director               1998             1999
Gordon C. Johnson              64             Director               1998             2000
Holly J. Nelson                45             Director               1998             2000
John E. Rogers                 69             Director               1998             2000
Walter C. Shannon, Jr.         63             Director               1998             2000

                                              Positions Held             Director          Term
     Name                     Age             with the Company            Since          Expiring
     ----                     ---             ----------------            -----          --------
John F. Perotti               52                President,
                                         Chief Executive Officer
                                               and Director                1998             2001
Craig E. Toensing             61          Secretary and Director           1998             2001
Michael A. Varet              57                 Director                  1998             2001

     Presented below is additional information concerning the directors of the Company. Unless otherwise stated, all directors have held the positions described for at least five years.

     John R. H. Blum is an attorney in private practice and former Commissioner of Agriculture for the State of Connecticut. He has been a director of the Bank since 1995 and was elected Chairman of the Board of Directors of the Company and the Bank in 1998.

     Louise F. Brown has been a director of the Bank since 1992 and is a partner at the Sharon office in the law firm of Gager & Peterson.

     Gordon C. Johnson has been a director of the Bank since 1994 and is a Doctor of Veterinary Medicine.

     Holly J. Nelson has been a director of the Bank since 1995 and is a partner in the store Oblong Books and Music, LLC.

     John E. Rogers has been a director of the Bank since 1964 and retired as Chairman of the Board of the Bank in 1984. He also served as President of the Bank from 1969 to 1981.

     Walter C. Shannon, Jr. is President of Wagner McNeil, Inc. and President of William J. Cole Agency, Inc. He has been a director of the Bank since 1993.

     John F. Perotti is President and Chief Executive Officer of the Company and the Bank. Prior to that he served as Executive Vice President and Chief Operating Officer of the Bank, and prior to that he was Vice President and Treasurer of the Bank. He has been a director of the Bank since 1985.

     Craig E. Toensing has been a director of the Bank since 1995 and is Senior Vice President and Trust Officer of the Bank.

     Michael A. Varet has been a partner in the law firm of Piper and Marbury, L.L.P. since 1995. Prior to 1995, Mr. Varet was a member and Chairman of Varet & Fink, P.C., formerly Milgrim, Thomajan & Lee, P.C. Mr. Varet has been a director of the Bank since 1997.

Committees of the Board of Directors

     The Board of Directors of the Company currently has five (5) standing committees: Executive, Loan, Trust Investment, Audit and ALCO/Investment. The members of the committees are appointed by the Board of Directors.

     The Executive Committee has general supervision over the affairs of the Company between meetings of the Board of Directors. In addition, while the Company does not have a compensation committee, the Executive Committee performs this task. All executive officers are excused from meetings of the Executive Committee when votes are taken on their compensation packages. The members of the Executive Committee include John R. H. Blum, John F. Perotti, John E. Rogers, Walter C. Shannon, Jr. and Craig E. Toensing.

     The Loan Committee has full authority over all loans and loan related transactions. Its members are John R. H. Blum, John F. Perotti, John E. Rogers, Walter C. Shannon, Jr. and Craig E. Toensing. In addition, Louise F. Brown, Gordon C. Johnson, Holly J. Nelson and Michael A. Varet are alternates.

     The Trust Investment Committee reviews the administration of and investments made by the Bank in all of its trust accounts. Its members are Louise F. Brown, John F. Perotti, John E. Rogers, Walter C. Shannon, Jr. and Craig E. Toensing.

     The Audit Committee reviews the internal auditor's report of the operating staff's compliance with operating policies and procedures. Its members are Louise F. Brown, Gordon C. Johnson, Holly J. Nelson and Michael A. Varet.

     The ALCO/Investment Committee implements and monitors compliance regarding asset and liability management practices with regard to interest rate risk, liquidity, capital and investments as set in accordance with policies established by the Board of Directors. Its members are John R. H. Blum, Holly J. Nelson, John F. Perotti, Walter C. Shannon, Jr. and Craig E. Toensing.

     The Board of Directors met thirteen (13) times during 1998. The Executive Committee met ten (10) times, the Loan Committee met twenty-eight (28) times, the Trust Investment Committee met twelve (12) times, the Audit Committee met seven (7) times, and the ALCO/Investment Committee met six (6) times in 1998.

Fees

         During 1998, directors received $300 for each Board of Directors meeting attended and $100 for each committee meeting attended. Beginning January 1999, each director will receive an annual retainer of $2,000 and $500 for each meeting of the Board of Directors attended. In addition, members of various committees of the Company's Board of Directors will receive a fee of $200 for each committee meeting attended. Directors Perotti and Toensing received no additional compensation for their services as members of any board committee during 1998 and in 1999 will not receive any additional compensation for their services as directors.

Director Attendance

     During 1998 no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Company's Board of Directors which he/she was entitled to attend, and (2) the total number of meetings held by all committees of the Company's Board of Directors on which he/she served.

Certain Business Relationships

     John R. H. Blum is Chairman of the Board of Directors and an attorney engaged in the private practice of law who represented the Company during 1998 and which the Company proposes to engage in 1999 in connection with certain legal matters.

     Louise F. Brown is a director of the Company and a partner in the law firm of Gager & Peterson, which represented the Company during 1998 and which the Company proposes to engage in 1999 in connection with certain legal matters.

     Walter C. Shannon, Jr. is a director of the Company and the President of Wagner McNeil, Inc. which serves as the insurance agent for many of the Company's insurance needs.

Report on Executive Compensation

     The Executive Committee determines the amount of annual compensation to be paid to the Company's executive officers. One of the ways by which compensation of executive officers is determined is by evaluating the individual officer's performance in relation to meeting the Company's strategic goals.

     The Executive Committee reviewed John F. Perotti's performance and determined that he either met or exceeded each of the Company's strategic objectives. Additionally, Mr. Perotti's salary was compared against the Company's competitors' salaries for chief executive officers based upon performance growth. Mr. Perotti's annual cash compensation for the fiscal year ended December 31, 1998 included a base salary of $141,984, a bonus of $19,700 and total director's fees of $4,500. Mr. Perotti was not present during the discussions which took place by the Executive Committee concerning his compensation. The Executive Committee presented its recommendation regarding salary for executive officers and the determinative factors used to the full Board of Directors, without the executive officers present. The Board of Directors unanimously accepted the Executive Committee's decision regarding executive compensation.

     This report is respectfully submitted by the members of the Executive Committee.
                                                  John R. H. Blum
                                                  John F. Perotti
                                                  John E. Rogers
                                                  Walter C. Shannon, Jr.
                                                  Craig E. Toensing

Indebtedness of Management and Others

     Some of the directors and executive officers of the Company and the Bank, as well as firms and companies with which they are associated, are or have been customers of the Bank and as such have had banking transactions with the Bank. As a matter of policy, loans to directors and executive officers are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

     Since January 1, 1998, the highest aggregate outstanding principal amount of all loans extended by the Bank to its directors, executive officers and all associates of such persons as a group was $2,029,564 or an aggregate principal amount equal to 9.13% of the equity capital accounts of the Bank.

                  EXECUTIVE COMPENSATION OF PRINCIPAL OFFICERS

     The following table provides certain information regarding the compensation paid to certain executive officers of the Company for services rendered in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996. No other current executive officer of the Company received cash compensation in excess of $100,000.

                           Summary Compensation Table

                                           Annual                              Long-Term
                                         Compensation                         Compensation

                                                                          Securities Underlying
                                                                                Options/               All Other
 Name and Principal                                                               SARs               Compensation
     Position                  Year        Salary($)       Bonus($)              (#)(1)                 ($)(2)
--------------------------- ----------  --------------- -------------- -------------------------- -----------------
John F. Perotti                1998        $141,984        $19,700          _____                     $4,500(3)
President and                  1997         135,864         25,092          1,710                      6,000(3)
Chief Executive Officer        1996         128,760          3,247          1,782                      3,900(3)

Craig E. Toensing              1998        $104,856        $15,249          _____                     $4,500(3)
Secretary of the Company       1997         100,320         19,297          1,266                      5,700(3)
Senior Vice President          1996          96,000          2,435          1,344                      3,300(3)
and Trust Officer of the Bank

-----------------------

(1) The number of shares presented represent options to acquire shares of common stock of the Company.

(2) Compensation above does not include accrual of benefits under the Bank's defined pension plan or supplemental retirement arrangement described below.

(3)  Directors fees paid.

     In 1988, the Bank adopted an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986 for the benefit of its eligible employees. It was designed to provide employees with an opportunity to have a stake in the long term future of the Bank by purchasing its stock. Under the plan, the Bank could grant options to employees and the Bank received no cash payments in connection with the grant of options under the plan. The grant of stock options could be made to all employees who had completed one year of service. The exercise price of the options on the date of the grant was equal to 85% of the fair market value of the stock on the date of the grant. All employees granted options had the same rights and privileges. Each option provided that the employee could purchase a number of shares of Common Stock for an aggregate purchase price equal to a percentage of compensation as determined by the Compensation Committee (which was uniform for all employees and could not exceed 10%). The Employee Stock Purchase Plan was terminated effective December 31, 1997.

              Aggregated Options/SAR Exercises in Last Fiscal Year

                               Shares Acquired            Value Realized
          Name                on Exercise (#) (1)            ($)(2)
          ----                -------------------            ------
John F. Perotti                    1,710                   $ 2,394.00
Craig E. Toensing                  1,266                   $ 1,772.40

-------------------------

(1) The number of shares presented represent options to acquire shares of common stock of the Company.

(2) Value realized is the difference between the fair market value of the Company's common stock on the date exercised and the exercise price of the options exercised.

Insurance

     In addition to the cash compensation paid to the executive officers of the Company and the Bank, the executive officers receive group life, health, hospitalization and medical insurance coverage. However, these plans do not discriminate in scope, term, or operation, in favor of officers or directors of the Company and the Bank and are available generally to all full-time employees.

Pension Plan

     The Bank maintains a non-contributory defined pension plan for officers and other salaried employees of the Bank who become participants after attaining age 21 and completing one year of service.

                               PENSION PLAN TABLE
Average
Base Salary                                                     Estimated Annual Retirement Benefit With
at Retirement                                                   Years of Service at Retirement Indicated
-------------                                                   ----------------------------------------
                            15 Years              20 Years           25 Years             30 Years            35 Years
                            --------             ---------           --------             --------            --------
  80,000                     24,000               32,000              40,000               42,000              44,000
  90,000                     27,000               36,000              45,000               47,250              49,500
 100,000                     30,000               40,000              50,000               52,500              55,000
 110,000                     33,000               44,000              55,000               57,750              60,500
 120,000                     36,000               48,000              60,000               63,000              66,000
 130,000                     39,000               52,000              65,000               68,250              71,500
 140,000                     42,000               56,000              70,000               73,500              77,000
 150,000                     45,000               60,000              75,000               78,750              82,500
 160,000                     48,000               64,000              80,000               84,000              88,000

     Pension benefits are based upon average base salary (determined as of each January 1st) during the highest five consecutive years of service prior to attaining normal retirement date. The amount of annual benefit is fifty percent (50%) of average base salary less fifty percent (50%) of the primary Social Security benefit, pro rated for less than 25 years of service, plus one-half of one percent (.5%) of average base salary for each of up to ten additional years of service. This benefit formula may be modified to conform with changes in the pension laws.

     The present average base salary and years of service to date of Messrs. Perotti and Toensing are: Mr. Perotti: $141,507; 26 years; Mr. Toensing:
$106,481; 18 years. The above table shows estimated annual retirement benefits payable at normal retirement date as a straight life annuity for various average base salary and service categories before the offset of a portion of the primary Social Security benefit.

Supplemental Retirement Arrangement

     In 1994, the Bank entered into a supplemental retirement arrangement (the "Supplemental Retirement Agreement") with John F. Perotti. Following disability or retirement at the earlier of the age of 65, or after thirty (30) years of service to the Bank, Mr. Perotti will receive monthly payments of $1,250 (adjusted annually to reflect the lesser of a 5% increase or "The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items" published by the Bureau of Labor Statistics) for a period of ten (10) years. These payments are in addition to any payments under the Bank's retirement plan. The Supplemental Retirement Agreement includes provisions which would prevent Mr. Perotti from working for a competitor in the proximity of the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the Company's Common Stock. Executive officers, directors and any shareholders owning greater than ten percent (10%) of the Company's Common Stock are required by the SEC's regulations to furnish the Company with copies of all such reports that they file.

     Based solely on a review of copies of reports filed with the SEC since August 24, 1998 and of written representations by certain executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

Stock Performance Graph

     Prior to August 24, 1998, the Common Stock of the Bank was traded only infrequently and no substantial public market for the stock existed. The Bank Common Stock was not quoted on the Nasdaq Inter-dealer Quotation System. Some trading did take place however, in the over-the-counter market, where the stock was traded as a non-Nasdaq issue. The stock had several market makers who listed the issue in the National Bureau "Pink Sheets", an inter-dealer quotation system. The Bank had the bulletin board quotation symbol "SBTL." Those trades which occurred may not provide a reliable indication of the market value of the Bank Common Stock, as only a limited trading market existed, and the market price may be substantially affected by the relatively insubstantial volume of transactions. On August 24, 1998 each share of Bank Common Stock was exchanged for six shares of Company Common Stock and the stock began trading on the American Stock Exchange under the symbol "SAL".

     The Stock Performance Graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against both a broad-market index ("AMEX") and an industry index (SNL < $250M Bank Asset-Size Index), for the five year period from December 31, 1993 through December 31, 1998. The graph assumes that on December 31, 1993 $100.00 was invested in Common Stock of the Company and that dividends were reinvested. The following Stock Performance Graph reflects the six for one stock exchange:

[GRAPH OMITTED]

                                                                              Period Ending
                                         --------------------------------------------------------------------------------------
Index                                    12/31/93       12/31/94       12/31/95      12/31/96      12/31/97       12/31/98
---------------------------------------- -------------- -------------  ------------- ------------  -------------  -------------
Salisbury Bancorp, Inc.                  100.00         123.18         131.50        194.06        263.28         414.96
SNL <$250M Bank Asset-Size Index         100.00         106.82         150.22        189.79        309.70         294.39
AMEX Major Market Index                  100.00         108.57         149.06        190.20        243.18         292.96

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT THE TWO (2) NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

                                   PROPOSAL II

                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

     Shareholders are asked to consider and ratify the appointment by the Board of Directors of Shatswell, MacLeod & Company, P.C. as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999. Representatives of the firm Shatswell, MacLeod & Company, P.C. are not expected to attend the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PROPOSAL
(2). PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL TO RATIFY THE APPOINTMENT OF SHATSWELL, MACLEOD & COMPANY, P.C. WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE TRANSACTION.

                                  PROPOSAL III

                                 OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the Shareholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

     You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed proxy card. The proxy card may be returned in the enclosed envelope, postage-prepaid if mailed in the United States. In the event that you are later able to attend the Annual Meeting, you may revoke your proxy and vote your shares in person. A prompt response will be helpful and your cooperation is appreciated.

                              SHAREHOLDER PROPOSALS

     Shareholders of the Company who desire to present a proposal for action at the 2000 Annual Meeting of the Company, must present the proposal to the Company at its principal executive offices on or before January 3, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                             SHAREHOLDER INFORMATION

     The Company's Annual Report on Form 10-K for the year ended December 31, 1998 is filed with the SEC and may be obtained without charge by any shareholder upon written request to:

                     John F. Foley, Chief Financial Officer
                             Salisbury Bancorp, Inc.
                                 P. O. Box 1868
                        Lakeville, Connecticut 06039-1868

     The Company's 1998 Annual Report accompanies this document and is not incorporated by reference.

April 15, 1999

               PROXY FOR ANNUAL MEETING OF SALISBURY BANCORP, INC.
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                      DIRECTORS OF SALISBURY BANCORP, INC.

     The undersigned holder(s) of the Common Stock of Salisbury Bancorp, Inc. (the "Company") do hereby nominate, constitute and appoint Gordon C. Johnson and Walter C. Shannon, Jr., jointly and severally, proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of the Company, standing in our name on its books on April 6, 1999 at the Annual Meeting of its Shareholders to be held at the Main Office of the Company, 5 Bissell Street, Lakeville, Connecticut on May 22, 1999 at 10:00 a.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present, as follows:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS (1) THROUGH (3)

(1) ELECT THE FOLLOWING TWO (2) PERSONS TO SERVE AS DIRECTORS OF THE COMPANY WHO ALONG WITH SEVEN DIRECTORS WHOSE TERMS DO NOT EXPIRE AT THIS MEETING (THE "CONTINUING DIRECTORS") SHALL CONSTITUTE THE BOARD OF DIRECTORS OF THE
     COMPANY: John R. H. Blum and Louise F. Brown.

[ ]For both nominees [ ] Vote withheld from both nominees [ ] Vote withheld from nominees listed below
=================================================+==============================

(2) RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS: Proposal to ratify the resolution adopted by the Board of Directors appointing the independent public accounting firm of Shatswell, MacLeod & Company, P.C. as independent auditors of the Company for the fiscal year ending December 31, 1999.

             [ ] FOR              [ ] AGAINST          [ ] ABSTAIN


(3) OTHER BUSINESS: Proposal to conduct whatever other business may properly be brought before the meeting or any adjournment thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Management at the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment.

             [ ] FOR              [ ] AGAINST          [ ] ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) THROUGH
(3)

                              Dated                                     Dated
-------------------------   ----------     ------------------------   ----------
(Signature)                                (Signature)

-------------------------   ----------     ------------------------   ----------
(Please print your name here)              (Please print your name here)


     All  joint  owners  must  sign.   When   signing  as  attorney,   executor,
administrator, trustee or guardian, please give full title. If more than one trustee, all must sign.

  THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE
    TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU
                            ATTEND THE ANNUAL MEETING

               Please check below if you plan to attend the Annual Meeting.
                     [ ] I plan to attend the Annual Meeting

May 22, 1999